UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________
 FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 6, 2024 (August 30, 2024)

THE AARON'S COMPANY, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-39681	85-2483376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE	Suite 300	Atlanta	Georgia	30339-3194
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (678) 402-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.50 Par Value	AAN	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.04.     Temporary Suspension of Trading Under Registrants's Employee Benefit Plans.
Under applicable Securities and Exchange Commission (“SEC”) rules, and in connection with, as previously announced, The Aaron’s Company, Inc. (“AAN”) being acquired by IQVentures Holdings, LLC by means of a merger (the “Merger”), AAN is filing this Form 8-K to report that participants in the Aaron’s 401(k) Retirement Plan (the “Plan”) are anticipated to be subject to a blackout period. On August 30, 2024, the Plan’s administrator provided notice of the anticipated need to institute a blackout period under the Plan in excess of three consecutive business days in connection with the Merger (the “Blackout Period”). The Blackout Period will apply with respect to the ability of Plan participants to direct or diversify investments in their individual accounts in the Plan, obtain a loan from the Plan, or obtain a distribution from the Plan.
On September 6, 2024, AAN sent a notice (the “Notice”) to its directors and officers informing them of the Blackout Period and certain trading prohibitions that they will be subject to during the Blackout Period, in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of AAN dated September 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AARON'S COMPANY, INC.
		By:	/s/ C. Kelly Wall
Date:	September 6, 2024		C. Kelly Wall Chief Financial Officer